Exhibit 1(f)

BLACKROCK SERIES, INC.

CERTIFICATE OF CORRECTION TO THE
ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION

BLACKROCK SERIES, INC. (hereinafter called the “Corporation”), a Maryland corporation, hereby certifies to the State Department of Assessments and Taxation of the State of Maryland (the “Department”) that:

FIRST: The Articles of Amendment to the Articles of Incorporation (the “Articles of Amendment”), dated September 13, 2006, were filed on behalf of the Corporation with the Department on September 15, 2006. A Certificate of Correction to the Articles of Amendment to the Articles of Incorporation dated January 22, 2008 was filed on behalf of the Corporation with the Department on January 24, 2008.

SECOND: Paragraph SECOND of the Articles of Amendment, as corrected by the Certificate of Correction and to be further corrected hereby, amended the charter of the Corporation and reads, as follows:

Pursuant to Section 2-605 of the Maryland General Corporation Law, the charter of the Corporation is hereby amended by renaming each Series and the applicable issued and unissued shares of capital stock of the Corporation as set forth below:

Current Name of Series and Class	New Name of Series and Class

Merrill Lynch Small Cap Growth Fund	BlackRock Small Cap Growth Fund II
Class A Common Stock	Investor A Common Stock
Class B Common Stock	Investor B Common Stock
Class C Common Stock	Investor C Common Stock
Class I Common Stock	Institutional Common Stock

Merrill Lynch International Fund	BlackRock International Fund
Class A Common Stock	Investor A Common Stock
Class B Common Stock	Investor B Common Stock
Class C Common Stock	Investor C Common Stock
Class I Common Stock	Institutional Common Stock

third: Paragraph SECOND of the Articles of Amendment are hereby corrected to read as follows:

Pursuant to Section 2-605 of the Maryland General Corporation Law, the charter of the Corporation is hereby amended by renaming each Series and the applicable issued and unissued shares of capital stock of the Corporation as set forth below:

Current Name of Series and Class	New Name of Series and Class

Merrill Lynch Small Cap Growth Fund	BlackRock Small Cap Growth Fund II
Class A Common Stock	Investor A Common Stock
Class B Common Stock	Investor B Common Stock
Class C Common Stock	Investor C Common Stock
Class I Common Stock	Institutional Common Stock
Class R Common Stock	Class R Common Stock

Merrill Lynch International Fund	BlackRock International Fund
Class A Common Stock	Investor A Common Stock
Class B Common Stock	Investor B Common Stock
Class C Common Stock	Investor C Common Stock
Class I Common Stock	Institutional Common Stock
Class R Common Stock	Class R Common Stock

FOURTH: This Certificate of Correction does not change the effective date of the Articles of Amendment.

FIFTH: This Certificate of Correction does not affect any right or liability accrued or incurred before its filing, except that any right or liability accrued or incurred by reason of the error or defect being corrected shall be extinguished by the filing if the person having the right has not detrimentally relied on the original Articles of Amendment.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to the Articles of Amendment to be signed in its name and on its behalf by its President and attested by its Assistant Secretary on the 17th day of May, 2011.

BLACKROCK SERIES, INC.

By:	/s/ John Perlowski
John Perlowski
President

Attest:

Ben Archibald
Ben Archibald, Assistant Secretary

The undersigned, President of BLACKROCK SERIES, INC., who executed on behalf of said Corporation the foregoing Certificate of Correction, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Certificate of Correction to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, and that this statement is made under the penalties for perjury.

By:	/s/ John Perlowski
John Perlowski
President

Dated: May 17, 2011

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